UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously reported on the Form 8-K filed by AbitibiBowater Inc. ("AbitibiBowater") on March 4, 2009, on February 27, 2009, AbitibiBowater, Bowater Incorporated ("Bowater"), Bowater Newsprint South LLC ("Newsprint South"), each a wholly owned subsidiary of AbitibiBowater, and certain subsidiaries of Bowater and Newsprint South, entered into amendments to Bowater's U.S. and Canadian credit agreements (as amended, the "Credit Agreements").  As amended, the Credit Agreements provide for, among other things, (i) a reduction of the outstanding overadvance permitted by the Credit Agreements by approximately $15 million and (ii) a reduction of the maximum amount of available foreign accounts receivable included in the borrowing base of each Credit Agreement by $15 million, with each such reduction to occur on March 17, 2009 (the "Reversion Date").

On March 17, 2009, the parties entered into a letter agreement pursuant to which the Reversion Date was extended to March 24, 2009. All other material terms and conditions of the Credit Agreements remain in full force and effect.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ William G. Harvey
Dated: March 19, 2009		Name: William G. Harvey
Title: Senior Vice-President and Chief Financial Officer

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